As filed with the Securities and Exchange Commission on May 30, 2008

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

STOCKERYALE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Massachusetts	04-2114473
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

32 Hampshire Road Salem, New Hampshire	03079
(Address of Principal Executive Offices)	(Zip Code)

StockerYale, Inc. 2007 Stock Incentive Plan

(Full Title of the Plan)

Mark W. Blodgett

President, Chief Executive Officer and Chairman of the Board

StockerYale, Inc.

32 Hampshire Road

Salem, New Hampshire 03079

(Name and Address of Agent for Service)

(603) 893-8778

(Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Thomas B. Rosedale, Esq.

BRL Law Group LLC

31 St. James Avenue, Suite 850

Boston, Massachusetts 02116

(617) 399-6931

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
Common Stock, $0.001 par value	1,000,000 shares	$0.58	$580,000	$22.79

(1)	Estimated solely for the purpose of calculating the registration fee, and based on the average of the high and low prices of the common stock of the Registrant (the “Common Stock”) on the Nasdaq Capital Market on May 22, 2008 in accordance with Rules 457(c) and 457(h) under the Securities Act of 1933.

Statement of Incorporation by Reference

In accordance with General Instruction E to Form S-8, this Registration Statement on Form S-8 incorporates by reference the contents of the Registration Statement on Form S-8 (File No. 333-143178) filed by the Registrant on May 23, 2007 relating to the 2007 Stock Incentive Plan (the “Plan”), except as to the items set forth below. This Registration Statement provides for the registration of an additional 1,000,000 shares of Common Stock of the Registrant under the Plan.

Item 5.	Interests of Named Experts and Counsel

Thomas B. Rosedale, the Managing Member of BRL Law Group LLC, the Registrant’s outside counsel, owns an aggregate of 369,788 shares of Common Stock of the Registrant.

Item 8.	Exhibits

The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

Item 9.	Undertakings

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in the post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts on May 30, 2008.

STOCKERYALE, INC.

By:	/s/ Mark W. Blodgett
Mark W. Blodgett
President, Chief Executive Officer and
Chairman of the Board

POWER OF ATTORNEY

We, the undersigned officers and directors of StockerYale, Inc., hereby severally constitute Mark W. Blodgett and Timothy P. Losik, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable StockerYale, Inc. to comply with all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 30, 2008.

Signature	Title

/s/ Mark W. Blodgett	President, Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)
Mark W. Blodgett

/s/ Timothy P. Losik	Chief Operating Officer and Chief Financial Officer (Principal Financial and Accounting Officer)
Timothy P. Losik

/s/ Robert J. Drummond	Director
Robert J. Drummond

/s/ Dietmar Klenner	Director
Dietmar Klenner

/s/ Ben S. Levitan	Director
Ben S. Levitan

/s/ Raymond J. Oglethorpe	Director
Raymond J. Oglethorpe

/s/ Parviz Tayebati	Director
Parviz Tayebati

/s/ Patrick J. Zilvitis	Director
Patrick J. Zilvitis

EXHIBIT INDEX

Number	Description

4.1	Restated Articles of Organization of the Registrant is incorporated by reference to Exhibit 3.1 of the Registrant’s Annual Report on Form 10-KSB for the year ended December 31, 2000 (File No. 000-27372).

4.2	Amendment, dated May 24, 2001, to the Amended and Restated Articles of Organization of the Registrant is incorporated by reference to Exhibit 3.1 of the Registrant’s Quarterly Report on Form 10-QSB for the quarter ended June 30, 2001 (File No. 000-27372).

4.3	Amended and Restated Bylaws of the Registrant are incorporated by reference to Exhibit 3.2 of the Registrant’s Annual Report on Form 10-KSB filed on March 31, 2005 (File No. 000-27372).

4.4	Amendment No. 1 to Amended and Restated Bylaws of the Registrant, dated August 28, 2007, is incorporated herein by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed on August 30, 2007 (File No. 000-27372).

4.5	Specimen Stock Certificate of common stock, $.001 par value per share, is incorporated by reference to Exhibit 3.2 of the Registrant’s Annual Report on Form 10-KSB filed on March 31, 2005 (File No. 000-27372).

5	Opinion of BRL Law Group LLC.

23.1	Consent of BRL Law Group LLC (included in Exhibit 5).

23.2	Consent of Vitale, Caturano & Company, Ltd., Independent Registered Public Accounting Firm.

24	Power of Attorney (included in the signature pages of this Registration Statement).

99.1	2007 Stock Incentive Plan is incorporated by reference to Appendix D to the Registrant’s Definitive Schedule 14A filed on April 20, 2007 (File No. 000-27372).